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                                                                     EXHIBIT 4.5




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                               SECURITY AGREEMENT

                          dated as of December 11, 2000

                                     between

                        SYBRON DENTAL SPECIALTIES, INC.,

                         Sybron Dental Management, Inc.,

                                Kerr Corporation,

                               Ormco Corporation,

                          METREX RESEARCH CORPORATION,

                             PINNACLE PRODUCTS, INC.

                                       and

                               ABN AMRO BANK N.V.
                             as Administrative Agent




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                      Signature Page to Security Agreement



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                               SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT, dated as of December 11, 2000 is made by Sybron Dental Specialties, Inc., a Delaware corporation ("SDS"), Sybron Dental Management, Inc., a Delaware corporation ("SDM"), Kerr Corporation, a Delaware corporation ("Kerr"), Ormco Corporation, a Delaware corporation ("Ormco"), Metrex Research Corporation, a Wisconsin corporation and Pinnacle Products, Inc., a Wisconsin corporation (with each of their respective successors and assigns, including debtors-in-possession on behalf of each of the foregoing, collectively, the "Grantors", in favor of ABN AMRO BANK N.V. (the "Administrative Agent") for its benefit and for the benefit of the "Holders of Secured Obligations" (as defined below).

                              PRELIMINARY STATEMENT

                  WHEREAS, the Grantors have entered into a certain Credit Agreement dated as of November 28, 2000, among the Grantors, the Swing Line Borrowers from time to time party thereto, the institutions from time to time parties thereto as lenders (the "Lenders"), the Administrative Agent, The Chase Manhattan Bank, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of advances, loans and other financial accommodations (including, without limitation, letters of credit) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans") to or for the benefit of the Grantors;

                  WHEREAS, it is a condition precedent to the making of any Loan under the Credit Agreement that the Grantors shall have granted the security interests contemplated by this Agreement;

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

                  "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.



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                  "Agreement Default" shall mean (i) any "Default" or "Unmatured
Default" under and as defined in the Credit Agreement; and (ii) any default under any of the other Credit Documents.

                  "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by any Grantor in or upon which a Lien is granted in favor of the Administrative Agent by such Grantor under this Agreement or any of the documents or agreements executed in connection herewith, including, without limitation, the property described in Section 2.

                  "Collection Account" shall mean any deposit account listed on
Schedule 4 hereof (i) that is maintained with ABN AMRO Bank N.V., in its capacity as Administrative Agent or otherwise, or (ii) with respect to which any Grantor has entered into a Collection Account Agreement substantially in the form of Exhibit C hereto, with such changes thereto as may be acceptable to the Administrative Agent, with the financial institution at which such deposit account is maintained.

                  "Credit Documents" means (a) the Credit Agreement and the "Loan Documents" (as defined in the Credit Agreement); (b) any Hedging Agreements entered into with any Holder of Secured Obligations; and (c) the other operative documents, instruments and agreements entered into in connection with the other Secured Obligations.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         SECTION 2. Grant of Security. To secure the prompt and complete payment, observance and performance of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, and hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Holders of Secured Obligations, a security interest in all of such Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located:

                  ACCOUNTS: All "accounts" as such term is defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "accounts", as used herein, be construed in its broadest sense, and such term shall include,



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without limitation, all present and future accounts, accounts receivable and other rights of such Grantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

                  INVENTORY: All "inventory" as defined in Section 9-109(4) of the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods now owned or hereafter acquired by such Grantor (wherever located, whether in the possession of such Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in such Grantor's business (collectively, "Inventory");

                  EQUIPMENT: All "equipment" as such term is defined in Section 9-109(2) of the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, rolling stock, vessels, trucks, buses, motor vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by such Grantor and wherever located (collectively, "Equipment");

                  GENERAL INTANGIBLES: All "general intangibles" as defined in
Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all rights, interests, choses in action, causes of actions, claims and all other intangible property of such Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by such Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; firm sale orders, other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to such Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all payments due or made to such Grantor in connection with any choses in action, causes of action or other claims, all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to such Grantor from any of the Holders of Secured Obligations or any of their respective Affiliates with the same rights therein as if the deposits or other sums were credited by or due from such Holder of Secured Obligations; all credits with and other claims against carriers



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and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions); all service marks and service mark applications; all trade secrets and inventions; all copyrights and copyright applications (including all computer software and related documentation); all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans, all goodwill associated with the foregoing; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which such Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to such Grantor; and all other intangible property, whether or not similar to the foregoing;

                  LAB PROCESSING AND ENGINEERING INFORMATION: All rights and interests in and to processes, lab journals, and notebooks, data, trade secrets, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise used in or employed by each Grantor (including any license for the foregoing);

                  CONTRACT RIGHTS: All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which each Grantor is a party to or in which such Grantor has an interest;

                  CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1 (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by either Grantor;

                  INTEREST AND CURRENCY CONTRACTS: Any and all interest rate, commodity or currency exchange agreements or derivative agreements, including, without limitation, cap, collar, floor, forward or similar agreements or other rate, currency or price protection arrangements or Hedging Agreements; and

                  OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by each Grantor which now may be owned or hereafter may come into the possession, custody or control of the Administrative Agent or any of the Holders of Secured Obligations or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of such Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, investment property (as defined in Section 9-115(1)(f) of



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the UCC) and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

         SECTION 3. Authorization. Each Grantor hereby authorizes the Administrative Agent to retain and each Holder of Secured Obligations, and each Affiliate of the Administrative Agent and of each Holder of Secured Obligations, to pay or deliver to the Administrative Agent, for the benefit of the Holders of Secured Obligations, without any necessity on any Holder of Secured Obligation's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Agreement Default, and without further notice to such Grantor (such notice being expressly waived), any of the deposits referred to in Section 2 (whether general or special, time or demand, provisional or final) or other sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is due and payable. The Administrative Agent may give notice of the above grant of security interest and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and each Grantor hereby irrevocably appoints the Administrative Agent as its attorney, to collect any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent by such Holder of Secured Obligations or Affiliate thereof; provided, that the Administrative Agent agrees not to exercise such powers as attorney-in-fact unless an Agreement Default has occurred and is continuing.

         SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or the Holders of Secured Obligations be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of any Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by any Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 5. Representations and Warranties. Each Grantor represents and warrants, as of the date of this Agreement, and as of each date thereafter (except for changes permitted or contemplated by this Agreement) until termination of this Agreement pursuant to Section 25:



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         (A) The correct corporate name of each Grantor is set forth in the first paragraph of this Agreement, or the applicable Addendum hereto, and each Grantor's Federal Taxpayer Identification Number is set forth on Schedule 5 hereto or on such Grantor's Addendum hereto, as applicable. The locations listed for each Grantor on Schedule 2 constitute all locations at which Inventory and/or Equipment of such Grantor is located and each applicable Grantor has exclusive possession and control of such Equipment and Inventory, except for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, storage, engineering, evaluation, repairs or sale, the proper corporate names of which third parties, the location of such Inventory and/or Equipment and the nature of the relationship between the applicable Grantor and such third parties are set forth in Schedule 2-A. Schedules 2 and 2A shall be amended to include locations of any Equipment and/or Inventory or any Grantor party hereto as a result of executing an Addendum hereto, and may be amended to reflect (1) additional locations acquired or utilized in connection with Permitted Acquisitions or (2) new arrangements with third parties for manufacturing, processing, engineering, evaluation, repairs, storage, bailment or consignment provided in each case the applicable Grantor is in full compliance with Sections 6 and 10 below in connection with such locations. The chief place of business and chief executive office of each Grantor are located at the address of such Grantor set forth below such Grantor's signature on this Agreement or such Grantor's Addendum hereto, as applicable. All records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the addresses listed on Schedule 2 and none of the Accounts is evidenced by a promissory note or other instrument except for such notes and other instruments listed on Schedule 1 and delivered to the Administrative Agent as part of the Pledged Debt.

         (B) Each Grantor is the legal and beneficial owner of its respective portion of the Collateral free and clear of all Liens except for Liens permitted by Section 7.3(C) of the Credit Agreement. Each Grantor currently conducts business under its legal name and, in certain areas and for certain operations, the additional trade names listed on Schedule 3. No Grantor uses any trade names or fictitious names, except as set forth on Schedule 3.

         (C) This Agreement creates in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against the Grantors in the locations listed for such Grantors on Schedule 2-B, the Administrative Agent will have a fully perfected first priority lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing, subject only to Liens permitted by Section 7.3(C) of the Credit Agreement.

         (D) The execution, delivery and performance of this Agreement does not and will not (i) conflict with the certificate or articles of incorporation or by-laws of any Grantor, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of such Grantor, or require termination of any



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Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Collateral, other than the Liens created hereby, or (v) require any approval of any Grantor's Board of Directors, or shareholders, as applicable, except such as have been obtained. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been taken or made and which is in full force and effect is required (i) for the grant by any Grantor of the security interest in the Collateral granted hereby; (ii) for the execution, delivery or performance of this Agreement by any Grantor; or (iii) for the exercise by the Administrative Agent of any of its rights or remedies hereunder.

         (E) The Pledged Debt issued by any Affiliate of any Grantor, and to the best of such Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuer thereof.

         (F) Schedule 4 contains a complete list of all of the deposit accounts of each Grantor, and such Grantor will amend and update Schedule 4 by delivering supplemental reports to the Administrative Agent promptly following the establishment of any additional deposit accounts, and at any time requested by the Administrative Agent or any Holder of Secured Obligations. Each deposit account so scheduled is a Collection Account.

         SECTION 6. Perfection and Maintenance of Security Interests and Liens. Each Grantor agrees that until all of the Secured Obligations have been fully satisfied and the Credit Documents have been terminated, the Administrative Agent's security interests in and Liens on and against the Collateral and all proceeds and products thereof shall continue in full force and effect. Each Grantor shall perform any and all steps reasonably requested by the Administrative Agent or any Holder of Secured Obligations to perfect, maintain and protect the Administrative Agent's security interests in and Liens on and against such Grantor's respective portion of Collateral granted or purported to be granted hereby or to enable the Administrative Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

         (A) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to the Administrative Agent;

         (B) delivering to the Administrative Agent all certificates, notes and other instruments (including, without limitation, all letters of credit on which such Grantor is named as a beneficiary) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed or are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to the Administrative Agent;

         (C) if required by the Administrative Agent, delivering to the Administrative Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued;



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         (D) after the occurrence and during the continuance of an Agreement
Default, transferring Inventory and Equipment to warehouses designated by the Administrative Agent or taking such other steps as are deemed necessary by the Administrative Agent to maintain the Administrative Agent's control of the Inventory and Equipment;

         (E) marking conspicuously each instrument or chattel paper with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such instrument or chattel paper, or Collateral is subject to the security interest granted hereby;

         (F) obtaining waivers of Liens and access agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Administrative Agent) from landlords and mortgagees with respect to such Grantor's leased premises as of the Closing Date and obtaining waivers of Liens and access agreements in substantially the form of Exhibit B (or such other form as may be agreed to by the Administrative Agent) from the appropriate Person with respect to any of the Inventory or Equipment temporarily stored with third parties or held by third parties for processing, storage, engineering, repair or sale as of the Closing Date; provided, however, notwithstanding anything herein to the contrary: (i) with respect to the premises leased by Ormco Corporation at 703 Emerson Ave., Calexico, CA 92231, Ormco Corporation shall use commercially reasonable efforts to obtain such an agreement not later than thirty (30) days after the date hereof and if it shall not have obtained such an agreement shall not extend or renew the lease for such facility without obtaining such an agreement; and (ii) with respect to the leased premises at (1) 1825 W. Collins Avenue, Orange, CA (lessee: Sybron Dental Specialties, Inc.); (2) 10270 Progress Way, Parker, CO (lessee: Metrex Research Corporation); (3) 10310 Dransfeldt Road, Parker, CO (lessee: Metrex Research Corporation); and (4) 360 Cold Spring Avenue, West Springfield, MA (lessee: Metrex Research Corporation), the applicable Grantor shall not be obligated to obtain such an agreement for so long as the value of all Collateral located at such premises does not exceed $100,000 per location and if the Collateral located at such premises exceeds such amount the applicable Grantor shall promptly notify the Administrative Agent and shall obtain such an agreement if so requested by the Administrative Agent;

         (G) obtaining waivers of Liens and access agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Administrative Agent) from landlords and mortgagees with respect to such Grantor's leased premises after the Closing Date and obtaining waivers of Liens and access agreements in substantially the form of Exhibit B (or such other form as may be agreed to by the Administrative Agent) from the appropriate Person with respect to any of the Inventory or Equipment temporarily stored with third parties or held by third parties for processing, storage, engineering, repair or sale after the Closing Date (in connection with which the Grantor shall be permitted to and hereby required to update Schedule 2-A); provided, no such third party agreements shall be required to be obtained for any such leased or third-party location where the Collateral at any such location does not exceed $100,000 per location or $250,000 for all such locations and if the Collateral at such locations exceeds such amounts individually or in the aggregate, SDS shall promptly notify the Administrative Agent and shall obtain such an agreement if so requested by the Administrative Agent;



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         (H) executing and delivering all further instruments and documents, and taking all further action, as the Administrative Agent or any Holder of Secured Obligations may reasonably request to perfect, maintain and protect the Administrative Agent's security interest in the Collateral.

Notwithstanding the foregoing, (i) no Grantor shall permit Equipment or any other Collateral to be located in Maryland unless such Collateral is exempt from recordation tax pursuant to Section 12-108(k) of the Maryland Uniform Commercial Code, unless such Grantor shall provide the Administrative Agent with satisfactory written evidence that all such applicable recordation taxes shall have been paid, and (ii) within ninety (90) days after the Closing Date, the applicable Grantor will remove all Inventory and Equipment from any leased premises or third parties' facilities with respect to which such Grantor shall not have obtained from the applicable landlord or third party, a waiver of Liens and access agreement in substantially the form of Exhibit A or Exhibit B, as applicable, hereto (or such other form as may be agreed to by the Administrative Agent) and, in the case of leased premises, a collateral assignment of lease or leasehold mortgage in form and substance satisfactory to the Administrative Agent.

         SECTION 7. Financing Statements. To the extent permitted by applicable law, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Administrative Agent under this Agreement without such Grantor's signature appearing thereon, and the Administrative Agent agrees to notify such Grantor when such a filing has been made. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory or Equipment is in the possession or control of any warehouseman or any Grantor's agents or processors, such Grantor shall, upon the Administrative Agent's request, notify such warehouseman, agent or processor of the Administrative Agent's security interest in such Inventory and Equipment and, upon the Administrative Agent's request, instruct them to hold all such Inventory or Equipment for the Administrative Agent's account and subject to the Administrative Agent's instructions.

         SECTION 8. Filing Costs. Grantors shall pay the costs of, or incidental to, all UCC, tax lien and judgment searches and all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by the Administrative Agent pursuant to Section 7.

         SECTION 9. Schedule of Collateral. Each Grantor shall furnish to the Administrative Agent from time to time, statements and schedules identifying and describing the Collateral (including any amendments to the Schedules hereto) and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         SECTION 10. Equipment and Inventory. Each Grantor covenants and agrees with the Administrative Agent that from the date of this Agreement and until termination of this Agreement pursuant to Section 25, such Grantor shall:



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         (A) Keep its Equipment and Inventory (other than Equipment or Inventory sold or disposed of as permitted by the Credit Agreement) at the places specified in Section 5(A), except for Equipment and Inventory (i) temporarily in transit to, from or between such locations or (ii) temporarily stored with third parties or held by third parties for processing, storage, consignment, engineering, repair or sale and set forth in Schedule 2-A (other than such locations where such Collateral was required to be removed pursuant to the provisions of Section 6), and deliver written notice to the Administrative Agent at least thirty (30) days prior to establishing any other location at which or third party with which it reasonably expects to maintain Inventory and/or Equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such Equipment and Inventory;

         (B) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end; and

         (C) Comply with the terms of the Credit Agreement with respect to such Equipment and Inventory, including, without limitation, the insurance provisions set forth in Section 7.2(E) of the Credit Agreement.

         SECTION 11. Accounts. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, such Grantor shall:

         (A) Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts at its address set forth below such Grantor's signature on this Agreement or its Addendum hereto, as applicable, and keep the offices where it keeps all originals of all chattel paper which evidence Accounts at the locations therefor specified in Section 5(A) or, upon thirty (30) days' prior written notice to the Administrative Agent, at such other locations within the United States in a jurisdiction where all actions required by Section 6 shall have been, or can be, taken with respect to the Accounts. Such Grantor will hold and preserve such records (in accordance with such Grantor's usual document retention practices) and chattel paper and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper; and

         (B) In any suit, proceeding or action brought by the Administrative Agent under any Account comprising part of the Collateral, such Grantor will save, indemnify and keep each of the Holders of Secured Obligations harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation or arising out



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of any other agreement, indebtedness or liability at any time owing to or in favor of such Holder of Secured Obligations from such Grantor, and all such obligations of such Grantor shall be and shall remain enforceable against and only against such Grantor and shall not be enforceable against any of the Holders of Secured Obligations.

         (C) When any Grantor or any of its Affiliates (or any Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with such Grantor or an Affiliate of such Grantor) shall receive or come into the possession or control of any monies, checks, notes, drafts or any other payment relating to, or proceeds of, such Grantor's Accounts or other property constituting Collateral hereunder (individually, a "Payment Item", and, collectively, "Payment Items"), then, except as otherwise permitted in a writing signed by the Administrative Agent, such Grantor shall, or shall cause such Affiliate or such other Person to, deposit the same in kind in precisely the form in which such Payment Item was received (with all Payment Items endorsed if necessary for collection) into a Collection Account. Such Grantor further agrees that it will not, during the term of this Agreement, without the written consent of the Administrative Agent, transfer any funds from a Collection Account to any deposit account that is not a Collection Account described on Schedule 4. Within thirty (30) days following the Closing Date, each Grantor shall have entered into Restricted Account Agreements in the form of Exhibit C hereto, with respect to all Collection Accounts in existence on the Closing Date, with all banks at which such Grantor maintains accounts.

         SECTION 12. Leased Real Property. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, that:

         (A) Promptly following, but not later than ninety (90) days after, the close of each fiscal year (or at any other time requested by the Administrative Agent or any of the Holders of Secured Obligations), such Grantor will furnish to the Administrative Agent a report certified to be true and correct by such Grantor containing a list of each of such Grantor's leased premises; the name or names of all owners; rentals being paid; and whether such Grantor has obtained waivers of Liens and access agreements and collateral assignments of lease or leasehold mortgages from landlords and mortgagees with respect to such premises in accordance with Section 6; and

         (B) Such Grantor agrees that, after the occurrence and during the continuance of an Agreement Default, the Administrative Agent may, but need not, make any payment or perform any act hereinbefore required of such Grantor with respect to such Grantor's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by the Administrative Agent to protect the lien hereof shall be additional Secured Obligations secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the default interest rate (determined by reference to the Floating Rate) as provided in Section 2.11 of the Credit Agreement until paid to the Administrative Agent in full.

         (C) Such Grantor agrees that it will not amend any lease in a manner that adversely affects the interests of the Holders of Secured Obligations without the Administrative Agent's prior written consent.

         SECTION 13. General Covenants. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, such Grantor shall:

         (A) Keep and maintain at such Grantor's own cost and expense satisfactory and complete records of such Grantor's Collateral in a manner consistent with such Grantor's current business practice and, where applicable, generally accepted accounting principles, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Such Grantor shall, for the Administrative Agent's further security, deliver and turn over to the Administrative Agent or the Administrative Agent's designated representatives at any time following the occurrence and during the continuation of an Agreement Default, any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which such Grantor has an interest or any part or parts thereof);

         (B) Not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under Section 7.3(C) of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to such Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever; and

         (C) Not permit or suffer to exist, and take such action as is necessary to prevent, the aggregate value of all Collateral located at third-party locations for which a Landlord Agreement in the form of Exhibit A hereto or a Third-Party Agreement in the form of Exhibit B hereto has not been executed and delivered to the Administrative Agent to exceed the individual or aggregate amounts as set forth in Sections 6(F) and 6(G) above at any time.

         SECTION 14. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent as such Grantor's attorney-in-fact, coupled with an interest, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (A) following the occurrence and during the continuance of an Agreement Default, to:

                  (i) obtain and adjust insurance required to be paid to the Administrative Agent or any Holders of Secured Obligations pursuant to the Credit Agreement;

                  (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; and

                  (iv) file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

         (B) at any time, to:

                  (i) obtain access to records maintained for such Grantor by computer services companies and other service companies or bureaus;

                  (ii) send requests under such Grantor's, the Administrative Agent's or a fictitious name to Grantor's customers or account debtors for verification of Accounts; and

                  (iii) do all other things reasonably necessary to carry out this Agreement.

         SECTION 15. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall constitute Secured Obligations and shall be payable by such Grantor under Section 22.

         SECTION 16. Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Administrative Agent shall not have any duty as to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of such Grantor and shall be added to the Secured Obligations.

         SECTION 17. Remedies.

         (A) If any Agreement Default shall have occurred and be continuing:

                  (i) the Administrative Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, the Administrative Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which each Grantor waives, at any time or times, (x) enter any Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on such Grantor's owned or leased premises, at no cost to the Administrative Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as the Administrative Agent may desire, (y) require any Grantor to, and such Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of its respective portion of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to the Administrative Agent and
         (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                  (ii) The Administrative Agent shall apply all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to the Administrative Agent pursuant to Section 22), to the Holders of Secured Obligations, against all or any part of the Secured Obligations in such order as may be required by the Credit Agreement or, to the extent not specified therein, as determined by the Required Lenders. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus;

         (B) Each Grantor waives all claims, damages and demands against the Administrative Agent or any of the Holders of Secured Obligations, as the case may be, arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising solely out of the Gross Negligence or willful misconduct of the Administrative Agent or any of the Holders of Secured Obligations, as the case may be, as determined in a final non-appealed judgment of a court of competent jurisdiction; and

         (C) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

         SECTION 18. Exercise of Remedies. In connection with the exercise of its remedies pursuant to Section 17, the Administrative Agent may, (a) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (b) apply such Collateral or security and direct the order or manner of sale thereof as the Administrative Agent may, from time to time, determine; and (c) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Agreement Default, without affecting or impairing the Administrative Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

         SECTION 19. License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Agreement Default, without charge, (a) any Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and (b) such Grantor's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit, except where the granting of such license or other right to use would violate a valid and enforceable prohibition on the granting of such a license or other right to use contained in any such Grantor's licenses or franchise agreements until all necessary third-party consents have been obtained.

         SECTION 20. Injunctive Relief. Each Grantor recognizes that in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, such Grantor agrees that the Holders of Secured Obligations, if the Administrative Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 21. Interpretation and Inconsistencies; Merger.

         (A) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Credit Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any of the Credit Agreement or other Credit Document, such provision of the other Credit Document shall govern.

         (B) Except as provided in subsection (A) above, this Agreement represents the final agreement of the Grantors and the Administrative Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantors and the Administrative Agent or any other Holder of Secured Obligations.

         SECTION 22. Expenses. Each Grantor will upon demand pay to the Administrative Agent and/or the Holders of Secured Obligations the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in Section 11.7 of the Credit Agreement.

         SECTION 23. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the applicable Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The addition of any Subsidiary as a Grantor hereunder by execution of an Addendum in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or other execution of any documentation by any other Grantor party hereto.

         SECTION 24. Notices. All notices and other communications provided to any party hereto under this Agreement shall be delivered to such party in the manner set forth in Section 15.1 of the Credit Agreement at its address set forth below its signature hereto or on its respective Addendum hereto, as applicable, or at such other address as may be designated by such party in a notice to the other parties.

         SECTION 25. Continuing Security Interest; Termination.

         (A) Except as provided in Section 25(B), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full in cash of the Secured Obligations and the termination of the Credit Documents, (ii) be binding upon each Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of Administrative Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Credit Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Credit Document or any Collateral. Each Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

         (B) Upon the payment in full in cash of the Secured Obligations and the termination of the Credit Documents, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination of security interest, such Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by the Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and the Administrative Agent will, at such Grantor's expense, execute and deliver to such Grantor such other documents as such Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, and provided adequate provision is made for the application of the proceeds thereof in a manner consistent with the requirements of the Credit Agreement, the Administrative Agent will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

         SECTION 26. Severability; No Strict Construction.

         (A) It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

         (B) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         (C) The duties and obligations of any Grantor hereunder shall not be released, discharged or otherwise affected by the addition or removal of any other Grantor hereunder or the release of any security interest in or lien against any individual Grantor's portion of the Collateral.

         SECTION 27. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. ANY DISPUTE BETWEEN THE PLEDGOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 28. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH GRANTOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GRANTOR OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH GRANTOR OR (2) REALIZE ON THE COLLATERAL GRANTED IN CONNECTION HEREWITH, OR (3) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON IN A LOCATION OUTSIDE OF ILLINOIS TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON; PROVIDED THAT EACH GRANTOR'S RIGHT TO ASSERT PERMISSIVE COUNTERCLAIMS IN STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS SHALL BE PRESERVED. EACH GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) VENUE. EACH OF THE LENDERS AND EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) EACH GRANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION, WITH OFFICES AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AS SUCH GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (F) WAIVER OF BOND. EACH GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL, ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         (a) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 28, WITH ITS COUNSEL.

         SECTION 29. Entire Agreement. This Agreement embodies the final and entire agreement and understanding among the grantors, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the grantors, the Administrative Agent and the Lenders relating to the subject matter hereof. This Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.


                      REMAINDER OF PAGE INTENTIONALLY BLANK

                  IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       SYBRON DENTAL SPECIALTIES, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       SYBRON DENTAL MANAGEMENT, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       KERR CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       ORMCO CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       METREX RESEARCH CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                      Signature Page to Security Agreement

                                       PINNACLE PRODUCTS, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       ABN AMRO BANK N.V.,
                                       as Administrative Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                      Signature Page to Security Agreement

                                    EXHIBIT A
                                       to
                               SECURITY AGREEMENT


                         Form of Landlord Agreement(1)

To:      ABN AMRO BANK N.V.,
         as Administrative Agent
         135 South LaSalle Street
         Chicago, Illinois 60603
         Attention: Tom Kramer

                  [Name of Entity], a [Type of Entity] ("Grantor"), is the lessee under a lease between Grantor and _________________ (the "Lessor") covering the premises located at ________________ (the "Premises") as more fully described in the lease attached hereto as Exhibit A and as modified by any amendments, if any, attached thereto (collectively, the "Lease"). The Lessor is the sole owner of the Premises. Grantor has certain of its assets located on the Premises.

                  Grantor has entered into certain financing arrangements with a group of Lenders ("Lenders") including, ABN AMRO BANK N.V., as contractual representative for the Lenders (the "Administrative Agent"). Under the terms of the financing arrangements, the Lenders require, among other things, that Grantor grant liens in favor of the Administrative Agent on behalf of the Lenders on all of Grantor's personal property located on the Premises ("Collateral"), that Grantor now or in the future grant a mortgage covering the Grantor's leasehold estate created by and under the Lease in favor of the Administrative Agent and/or now or in the future collaterally assign to the Administrative Agent the Grantor's leasehold estate created by and under the Lease.

                  In order to induce the Administrative Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees as follows:

                  The Lease is in full force and effect, and in the form attached hereto as Exhibit A, represents the full and complete agreement between the Grantor and the undersigned concerning the Premises and the Lease shall not be amended or modified in any material respect without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld.

                  Grantor is not in default under the Lease, nor, to the undersigned's knowledge, are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by Grantor.



----------

(1)      To be modified to be in recordable form in the applicable jurisdiction.



                      Signature Page to Security Agreement

                  The undersigned will not assert against any of Grantor's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives and hereby subordinates to the lien of any present or future leasehold mortgage.

                  The undersigned is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises.

                  None of the Collateral located on the Premises shall be deemed to be fixtures.

                  The undersigned will notify the Administrative Agent if Grantor defaults on its lease obligations to the undersigned and allow the Administrative Agent thirty (30) days from the Administrative Agent's receipt of notice in which to cure or cause Grantor to cure any such defaults. If such default cannot reasonably be cured within the thirty (30) day period, and provided the Administrative Agent is diligently pursuing a cure, then the Administrative Agent shall have a reasonable period to cure such default.

                  The undersigned shall accept performance by the Administrative Agent of the Grantor's obligations under the Lease as though the same had been performed by the holder of the Grantor's interest therein at the time of such performance. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default.

                  If, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Grantor's lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify the Administrative Agent five (5) days before taking such action.

                  If Grantor defaults on its obligations to the Administrative Agent or any Lender and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned will permit the Administrative Agent to remain on the Premises for one-hundred and twenty (120) days after the later to occur of (a) the date on which the Administrative Agent gives the undersigned notice of the default and (b) the date on which the Administrative Agent is given access to the Premises, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent occupies the Premises, or, at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty
         (120) days after the later to occur of (a) the date on which the Administrative Agent gives the undersigned notice of the default and
         (b) the date on which the

         Administrative Agent is given access to the Premises, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent occupies the Premises, and will not hinder the Administrative Agent's actions in enforcing its liens on the Collateral.

                  If Grantor defaults on its obligations to the Lenders and the Administrative Agent undertakes to enforce its security interest in the Collateral, to foreclose on Grantor's leasehold estate pursuant to any leasehold mortgage and/or enforce its rights under any collateral assignment of lease, the Administrative Agent may, at its option and by written notice to the undersigned, (1) lease the Premises from the undersigned on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (2) assign the Lease and/or the attornment rights hereunder to, or enter into a sublease with, a purchaser of the Collateral which purchaser is reasonably acceptable to the undersigned, and the undersigned shall cooperate with any such enforcement action or foreclosure and consent to the assumption of the Lease, the sublet of the Premises or foreclosure sale of the leasehold estate.

                  In the event that Grantor shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, Grantor shall reject the Lease or Option as an executory contract, then within thirty
         (30) days following such rejection, upon the written request by the Administrative Agent, the undersigned shall enter into a new lease of the Premises with the Administrative Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Administrative Agent or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Grantor under the Lease.

                  The undersigned consents to the granting now or in the future of a leasehold mortgage and/or collateral assignment of lease to the Administrative Agent and to the liens, security interests and encumbrances created by and resulting from such leasehold mortgage and/or any such collateral assignment of lease or other documents collateral thereto.

                  Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

                  The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) or (ii) the date on which all of Grantor's obligations and liabilities to the Administrative Agent and the Lenders are paid and satisfied in full and all financing arrangements between the Administrative Agent, the Lenders and Grantor have been terminated.

                  The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

                  THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE ADMINISTRATIVE AGENT OR ANY LENDERS OF ANY OBLIGATIONS OF GRANTOR CONTAINED IN THE LEASE.

                  THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT GRANTOR'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY GRANTOR OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.

                  Executed and delivered this ____ day of ______________, ____, at _______________________, ______________________.



                                       [Name of Lessor]


                                       By:
                                          --------------------------------------
                                       Title:
                                       Address:


AGREED &ACKNOWLEDGED:

[GRANTOR]

By:
   -------------------------------
Title:
Address:

                           ACKNOWLEDGMENT (CORPORATE)

STATE OF ______________________     )
                                    ) SS
COUNTY OF _____________________     )


                  Before me, a Notary Public in and for said County, personally appeared _____________, a ____________ corporation, by the __________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

                  IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ____ day of ____________________________, _____ at
_____________________, ____________________________________.




                                       ------------------------------
                                       Notary Public
                                       My Commission Expires:
(Notarial Seal)

                           ACKNOWLEDGMENT (CORPORATE)

STATE OF ______________________     )
                                    ) SS
COUNTY OF _____________________     )


                      Before me, a Notary Public in and for said County, personally appeared _________________________, a ____________________, by the
_________________ of such _________________, who acknowledged that (s)he did sign the foregoing instrument on behalf of said _________________ and that said instrument is the voluntary act and deed of said ______________ and his/her voluntary act and deed as such officer of said ______________.

                  IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ____ day of ____________________________, ____ at
_____________________, ____________________________________.




                                       ------------------------------
                                       Notary Public
                                       My Commission Expires:
(Notarial Seal)

                                    EXHIBIT A
                                       to
                               Landlord Agreement


                                    Lease(2)

                                (attached hereto)



----------
(2)      To include legal description of the premises

                                   [EXHIBIT B
                                       to
                               Landlord Agreement

                               Leasehold Mortgage

                               (attached hereto)]

                                    EXHIBIT B
                                       to
                               SECURITY AGREEMENT

                        Form of Third Party Agreement(3)

To:      ABN AMRO BANK N.V.,
         as Administrative Agent
         135 South LaSalle Street, Suite 725
         Chicago, Illinois 60603
         Attention: Tom Kramer

                  ________________________ ("Grantor"), now does or hereafter may have certain of its merchandise, inventory, or other of its personal property for processing, storage, consignment, engineering, evaluation or repairs, located at _______________ (the "Premises") owned or leased by the undersigned.

                  Grantor has entered into certain financing arrangements with a group of Lenders ("Lenders") including, ABN AMRO BANK N.V., as contractual representative for the Lenders (the "Administrative Agent"). Under the terms of the financing arrangements, the Lenders require, among other things, that Grantor grant liens in favor of the Administrative Agent on behalf of the Lenders on all of Grantor's personal property located on the Premises ("Collateral").

                  In order to induce the Administrative Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees that:

                  (i) it will not assert against any of Grantor's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

                  (ii) the Collateral shall be identifiable as being owned by the Grantor and kept reasonably separate and distinct from other property in the possession of the undersigned;

                  (iii) none of the Collateral located on the Premises shall be deemed to be fixtures; and

                  (iv) if Grantor defaults on its obligations to the Lenders or the Administrative Agent and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned (a) will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises, (b) will permit the



----------
(3) To be accompanied by three-party UCC in the case of bailees and consignees.



                      Signature Page to Security Agreement

         Administrative Agent to either remain on the Premises for one-hundred and twenty (120) days after the later to occur of (i) the date on which the Administrative Agent gives the undersigned notice of the default and (ii) the date on which the Administrative Agent is given access to the Premises or to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty (120) days after the later to occur of (i) the date on which the Administrative Agent gives the undersigned notice of the default and (ii) the date on which the Administrative Agent is given access to the Premises, provided in either instance that the Administrative Agent leaves the Premises in the same condition as existed immediately prior to such 120-day period, and the Administrative Agent shall indemnify the undersigned for any damages arising solely out of its occupancy of the Premises, and (c) will not hinder the Administrative Agent's actions in enforcing its liens on the Collateral.

         Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

                  The agreements contained herein shall continue in force until the date on which all of Grantor's obligations and liabilities to the Administrative Agent and the Lenders are paid and satisfied in full and all financing arrangements between the Administrative Agent, the Administrative Agent, the Lenders and Grantor have been terminated.

         The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

         Executed and delivered this ____ day of __________, ____, at
_______________________.



                                       [Name and Address of Bailee]


                                       (By)
                                           ------------------------

                                    EXHIBIT C
                                       to
                               SECURITY AGREEMENT

                      Form of Collection Account Agreement

TO: ABN Amro Bank N.V., as Administrative Agent (the "Administrative Agent") under that certain Security Agreement, dated as of December 11, 2000

Ladies and Gentlemen:

You have advised us that:

                  (a) Sybron Dental Management, Inc., Kerr Corporation, Ormco Corporation, Metrex Research Corporation and Pinnacle Products, Inc. (each a "Grantor" and, collectively, the "Grantors") have entered into that certain Credit Agreement dated as of November 28, 2000, among the Grantors, the institutions from time to time parties thereto as lenders (the "Lenders"), ABN Amro Bank N.V., as contractual representative for the benefit of itself and the other Lenders (the "Administrative Agent"), The Chase Manhattan Bank, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of advances, loans and other financial accommodations (including, without limitation letters of credit and acceptances) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans") to or for the benefit of the Grantors.

                  (b) In connection with the above-referenced transactions the Grantors have entered into a security agreement (the "Security Agreement") with the Administrative Agent, pursuant to which the Grantors have granted to the Administrative Agent, for its benefit and the benefit of the Holders of Secured Obligations (as defined in the Security Agreement), a lien on and security interest in substantially all of the assets of the Grantors, including all of the accounts receivable and inventory of the Grantors.

         This will confirm that the Grantor named below and the undersigned collection bank (the "Collection Bank") have agreed as follows with respect to
(i) the account[s] identified on Schedule 1 attached hereto (the "Account[s]") [and (ii) the lock box[es] identified on Schedule 2 attached hereto, to which the Grantor's customers and other persons and entities obligated to Grantor deliver checks and other items of payment (said [lock box is] [lock boxes are] hereinafter referred to [collectively] as the "Lock Box[es]")]:

         1. The Grantor and the Collection Bank acknowledge and confirm that although the Account[s] [and Lock Box[es]] shall remain in the name of Grantor, all funds now or at any time hereafter deposited to the ACCOUNT[s] [and Lock Box[es]] and all of Grantor's rights regarding such Account[s] [and Lock Box[es]] constitute part of the collateral in which Grantor has granted a security interest to the Administrative Agent, to secure the "Secured Obligations"



                      Signature Page to Security Agreement
under the Security Agreement, and the other instruments, documents and agreements executed in connection therewith, and that during a "Notification Period" (as defined below), the Collection Bank shall not be permitted to follow directions from Grantor as to disbursements and deposits with respect thereto. [The Collection Bank's authorized representatives will have access to the Lock Box[es], under the authority given by Grantor to the appropriate Post Office, and will make regular pick-ups from the Lock Box[es] timed to gain the maximum benefit of early presentation and availability of funds. Upon the Collection Bank's receipt thereof, checks and other items of payment so received will be processed and, where possible, started on their way through the regular channels for payment upon receipt by the Collection Bank. Subject to final collection, credit for such items will be given in total on the Collection Bank's books relating to the [appropriate] Account. The Collection Bank will supply Grantor's endorsement on checks received by it by endorsing them "Credited to the account of the within payee" and will present them for payment through the customary collection procedures and subject to the terms of the Collection Bank's by-laws covering the handling of items deposited with it.](4)

         2. The Collection Bank will not exercise, and hereby releases, any banker's lien upon and any right of set off against checks or other items of payment [remitted to the Lock Box[es]] and/or deposited in the Account[s], except (i) with respect to the Collection Bank's normal fees and charges for operating the Account[s] and (ii) for amounts previously credited to Grantor's Account[s] which the Collection Bank subsequently determines are uncollectible items. Checks returned unpaid because of uncollected or insufficient funds shall be redeposited without advice.

         3. From and after the date on which the Administrative Agent notifies the Collection Bank, in writing, that it is exercising its rights under this Collection Account Agreement (the "Notice") until the date on which the Administrative Agent notifies the Collection Bank that it is withdrawing such Notice (such period being referred to herein as a "Notification Period"), the Collection Bank, Grantor and the Administrative Agent agree that, unless the Administrative Agent otherwise instructs the Collection Bank in writing:

                  A. The Collection Bank will not honor drafts, demands, withdrawal requests or remittance instructions by Grantor.

                  B. The Collection Bank will hold solely for account of the Administrative Agent all funds which may be on deposit in the Account[s] and the Administrative Agent shall have the exclusive right to direct the Collection Bank as to the disposition of all checks, other items of payment and amounts deposited in the Account[s] [and remitted to the Lock Box[es]].



----------
(4) The last three sentences of this Section and the last sentence of the following Section may be substituted with a cross reference to the applicable cash-management or lock-box services agreement, if one exists.

                  C. The Collection Bank will remit all such funds directly to the Administrative Agent, as soon as the funds are collected, by electronic transfer of immediately available funds in accordance with the Administrative Agent's written wire-transfer instructions given from time to time to the Collection Bank.

                  D. The Collection Bank shall be entitled to rely upon any notice or other writing received from the Administrative Agent and Grantor waives any claim of, and releases the Collection Bank from any liability for, complying with the terms of this Collection Account Agreement.

         4. [Grantor will receive a receipted copy of the activity relating to the Lock Box[es] for its records.] The Collection Bank will not close the Account[s] without giving the Administrative Agent at least thirty (30) days' prior written notice at the address set forth below or such other address as the Administrative Agent may from time to time indicate by written notice to the Collection Bank, the Collection Bank will send to the Administrative Agent at such address a copy of each periodic statement for the Account, as and when the statement is sent to Grantor.

         5. Any notice (including, without limitation, any Notice) required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three (3) business days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation of answer back if sent by telecopy,
(iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand delivered by messenger.

         6. The Collection Bank shall not be liable for, and Grantor agrees to indemnify the Collection Bank against, any liability or claims including court costs, reasonable attorney's fees and other expenses, which the Collection Bank may incur in connection with or pursuant to this Collection Account Agreement, unless arising from the Collection Bank's own gross negligence or willful misconduct.

         7. This Collection Account Agreement shall be binding upon the Collection Bank and the Grantor and their respective successors and assigns and shall inure to the benefit of the Administrative Agent, each of the Holders of Secured Obligations (as defined in the Security Agreement) and their respective successors and assigns. This Collection Account Agreement may not be modified without the Administrative Agent's prior written consent, but may be terminated by the Administrative Agent at any time or by the Collection Bank upon thirty
(30) days' prior written notice to the Administrative Agent and Grantor.

         This Collection Account Agreement shall be deemed effective as of [_____________, ____] upon execution hereof by the Collection Bank.



                                       [Insert full name of Collection Bank]:


                                       By:
                                       Name:
                                       Title:

Address:


Attn:
Telecopy No.:
             ----------------
Confirmation No.:
                 ------------

Acknowledged and agreed to as of this

[___ ] day of [________, ____]:

[GRANTOR]

By:
   Name:
   Title:
         ----------------------


Address:

Attn:
Telecopy No.:
Confirmation No.:



Acknowledged and agreed to as of this
[___] day of [______, ____]:

ABN AMRO BANK N.V., as Administrative Agent


By:
   Name:
   Title:


Address: 135 South LaSalle Street, Suite 725
         Chicago, Illinois 60603
Attention: Tom Kramer
Telecopy No.: 312-904-1028
Confirmation No.: 312-904-6875

                                  SCHEDULE 1(5)
                                       to
                               SECURITY AGREEMENT

                                  Pledged Debt:



----------
(5) All Schedules to be prepared by relevant Grantor. Each Grantor's information should appear on a separate page.



                      Signature Page to Security Agreement

                                   SCHEDULE 2
                                       to
                               SECURITY AGREEMENT

                            Locations of Collateral:



                      Signature Page to Security Agreement

                                  SCHEDULE 2-A
                                       to
                               SECURITY AGREEMENT

                             Third Party Locations:

         Corporate Name of                                             Description
         Third Party                             Address               of Relationship
         -----------                             -------               ---------------




                      Signature Page to Security Agreement

                                  SCHEDULE 2-B
                                       to
                               SECURITY AGREEMENT

                      Financing Statement Filing Locations:



                      Signature Page to Security Agreement

                                   SCHEDULE 3
                                       to
                               SECURITY AGREEMENT

                                  Trade Names:



                      Signature Page to Security Agreement

                                   SCHEDULE 4
                                       to
                               SECURITY AGREEMENT

                                Deposit Accounts:



                      Signature Page to Security Agreement

                                   SCHEDULE 5
                                       to
                               SECURITY AGREEMENT

                           Tax Identification Numbers



                      Signature Page to Security Agreement